May 4, 2016
FOR IMMEDIATE RELEASE

Contact: Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION
ANNOUNCES FIRST QUARTER 2016 RESULTS

New York, New York, May 4, 2016--Leucadia National Corporation (NYSE: LUK) today announced its financial results for the three month period ended March 31, 2016. Net loss attributable to Leucadia National Corporation common shareholders for the three months ended March 31, 2016 was $222.9 million, or $0.60 per diluted share, reflecting Jefferies' previously reported $245.8 million fiscal first quarter loss, a $53.2 million reduction to the fair value of our FXCM investment (reducing our cumulative gains from our FXCM investment to $438 million), and a difficult investing environment for certain Leucadia Asset Management platforms, offset by solid results from National Beef, continuing strong performance from both Berkadia and Garcadia, and a higher HRG stock price.

Rich Handler, CEO of Leucadia, and Brian Friedman, President of Leucadia, said: "Leucadia's first quarter 2016 results were impacted by the volatile and turbulent period in the capital markets, which primarily impacted Jefferies and our other market sensitive businesses. However, benefiting from improved market conditions, the range of changes we implemented last year and in the first quarter, as well as the continuing hard work of our entire team, Jefferies' performance in March and April has improved significantly. Although we have one month to go, we expect solid results for Jefferies' second fiscal quarter. In addition, we appear to have experienced a meaningful turn in the fortunes of National Beef on the back of the cattle herd rebuilding, and this positive momentum continued throughout April. While we expect the environment to continue to be volatile and our future results may reflect this, we believe Leucadia is currently very well positioned to resume our course of value creation for our stakeholders."

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For more information on the Company’s results of operations for the three months ended March 31, 2016, please see the Company’s Form 10-Q, which will be filed with the Securities and Exchange Commission today.

This press release contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future and statements that are not historical facts. These forward looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our business and products. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained in reports we file with the SEC. You should read and interpret any forward looking statement together with reports we file with the SEC.

SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31,

	2016	2015

Net revenues	$2,015,106	$3,184,683

Net realized securities gains	$728	$15,089

Income (loss) before income taxes and income
related to associated companies	$(322,015)	$546,656

Income related to associated companies	20,052	40,451

Income (loss) before income taxes	(301,963)	587,107

Income tax provision (benefit)	(83,361)	212,678

Net income (loss)	(218,602)	374,429

Net loss attributable to the noncontrolling interests	1,052	234

Net (income) loss attributable to the redeemable
noncontrolling interests	(4,314)	7,112

Preferred stock dividends	(1,016)	(1,016)

Net income (loss) attributable to Leucadia National
Corporation common shareholders	$(222,880)	$380,759

Basic earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Net income (loss)	$(0.60)	$1.00

Number of shares in calculation	372,367	373,541

Diluted earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Net income (loss)	$(0.60)	$0.99

Number of shares in calculation	372,367	377,713